One Fix at a Time, One Client at a Time

To illustrate the client and stylist interactions during a Fix order, we've included an example below.

1. After being a client for over four years, Ashley signed up her daughter, Kaili, for Stitch Fix Kids



ASHLEY, CLIENT / MOTHER
Age: 43
Location: Winston Salem, NC
Profession: Health practitioner
Fixes received to date: 42



KAILI, ASHLEY'S DAUGHTER
Fixes: first Fix
Age: 8
Personality: sporty, artistic, curious
Avoid: pink, sequins, glitter, faux fur
School uniform: no

Style Profile Note:

"Kaili does not wear jeans. She would probably try leggings that are soft jean material in the fall. She likes to look matched but is definitely an active girl. She prefers comfortable clothing that is soft and loose fit. Would love to try some new styles that are comfortable but also look put together and cute enough for her to wear out to dinner or the movies."

Fix Note:

"Kaili will start school August 27th. She would like a new outfit to wear the first day. Something comfortable and easy to play in! Her favorite color is gray."

2. A patented algorithm matches Kaili to her stylist, Grace.



With each fix, Grace logs into a custom styling application, which recommends product based on our algorithm



Along with the recommendations, Grace uses her judgment and considers specific requests from Ashley for Kaili



Grace writes a personal note for Ashley and Kaili

3. In Kaili's Fix, she and Ashley receive a personalized delivery and decide what to keep





7 of 10 Items Kept: $114.00 Total

4. Ashley provides direct structured & unstructured feedback on Kaili's Fix

At checkout, Ashley provides written feedback and rates each of the ten items in Kaili's fix:

	*Stitch Fix Exclusive Brand*	*"She loved the gray stripes."*
	*Stitch Fix Only*	*"Perfect sweatshirt to wear around the house, to school or pull over her leotard on her way to dance."*
	*Market Brand*	*"She has already tagged this dress to wear in her school picture! Score!"*

5. Grace reviews the feedback

In the styling application, Grace reads Ashley's feedback and captures any learnings. The feedback is simultaneously aggregated into our full dataset to drive future algorithmic learnings.

Q1 Fiscal 2019 Highlights: • We delivered $366.2 million in net revenue, representing 23.9% year-over-year growth, $10.7 million in net income, and $14.3 million in adjusted EBITDA in Q1’19. We achieved these results as we continued to invest in recently launched categories, technology headcount, and marketing. • We grew our active client count to 2.9 million as of October 27, 2018, an increase of 534,000 and 22.3% year over year. • We increased net revenue per active client and drove a record number of items purchased per Fix among Women’s clients through our improved assortment. • We used Men’s client feedback to introduce extended sizes and expand our Exclusive Brand offering. • We drove client re-engagement through personalized outreach. • We continued to generate operating efficiencies through our strategic investments in automation. Dear Shareholder: We are pleased to share our results for Q1 fiscal 2019, which ended Q1’19 Highlights October 27, 2018. We reached 2.9 million active clients, a 22.3% increase year over year, and grew net revenue to $366.2 million, a 23.9% increase ACTIVE CLIENTS year over year. Our results demonstrate our focus on delivering disciplined growth while making measured investments in our business. 2.9 million 22.3% YoY growth During the quarter, we generated net income of $10.7 million, or diluted earnings per share of $0.10, and adjusted EBITDA of $14.3 million. NET REVENUE $366.2 million 23.9% YoY growth 1 We define adjusted EBITDA as net income excluding interest income, other income, net, provision for GROSS PROFIT income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability. $165.2 million 2 For more information regarding adjusted EBITDA and the other non-GAAP financial measures 45.1% of net revenue discussed in this letter, please see the reconciliations of our non-GAAP measurements to their most directly comparable GAAP-based financial measurements included at the end of this letter. NET INCOME $10.7 million 2.9% of net revenue ADJUSTED EBITDA1,2 $14.3 million 3.9% of net revenue 3

Q1’19 Business Highlights: We increased net revenue per active client and drove a record number of items purchased per Fix among Women’s clients through our improved assortment. We believe our continued focus on maintaining an optimal Women’s assortment to best meet client needs has resulted in higher levels of personalization in our Women’s category. In recent quarters, we’ve partnered more closely with our vendors and leveraged our increased scale to drive shorter lead times. These shorter lead times enable us to react faster to client preferences to better align our assortment with client needs, which results in greater personalization for our Women’s clients. As an example, product success in Q1’19 was driven in part by our ability to deliver seasonally appropriate products, even when seasonal weather was unpredictable. Given recent warm weather trends, we were able to react quickly and shift investment into short- sleeve styles and out of long-sleeve silhouettes. As a result of our efforts, the number of items our Women’s clients purchased per Fix in Q1’19 reached its highest level on record. We believe this is a strong signal of client satisfaction and a testament to improvements in our personalization capabilities. Our ability to personalize each client’s experience coupled with our improved inventory assortment resulted in reduced Q1’19 clearance rates, which decreased 50 basis points year over year. We believe that our success in delivering more personalized Fixes to our Women’s clients played a large role in driving our second consecutive quarter of growth in net revenue per active client, which reflects trailing 12 month net revenue divided by active clients at the end of the period. While we expect this metric to fluctuate as we further penetrate newer categories like Men’s and Kids, the recent growth helps to highlight our success in serving and engaging clients. We used Men’s client feedback to introduce extended sizes and expand our Exclusive Brand offering. We recently celebrated the two-year anniversary of our Men’s offering. Since launching Men’s, we’ve continued to use our rich client feedback to more closely align our inventory with client preferences across fit, size, and style. Introducing Extended Sizes Similar to the approach we used in adding Plus and Petite offerings to broaden our Women’s offering, we recently extended our Men’s sizing assortment to better serve clients. Based on client feedback, we identified opportunities to improve and expand the fit and size options we offer Men’s clients. Approximately 40% of our clients told us that pant inseams and sleeve lengths for merchandise available in the market were either too long or too short for them. 4

To address these pain points, we introduced our short offering in Q3’18 and our big and tall offering in Q1’19. Our short offering includes 28-inch pant inseams and shorter sleeve lengths, and our big and tall offering includes shirt sizes up to XXXL and waist sizes up to 48 inches. We believe our introduction of extended sizes and our continued focus on fit have driven an improvement in the percentage of clients who like or love the fit of their merchandise in Q1’19 compared to Q1’18. Factors such as fit improvements, as well as our ongoing price and inventory expansion initiatives, contributed to an increase of approximately 3% in Men’s average order value year-over-year in Q1’19. As a result of this success and our continued investment in personalizing our assortment, we’ve meaningfully grown the number of fit and size combinations we offer since the launch of Men’s. We believe that this expanded offering allows us to meet the size needs of approximately 95% of our addressable men’s market. Expanding Exclusive Brands To serve the diverse style preferences of our expanding client base, we continue to leverage our rich merchandise and client feedback data to broaden our portfolio of Men’s Exclusive Brands (EB). In recent quarters, our Men’s EB assortment has grown to include a broad spectrum of aesthetics ranging from rugged to refined styles, and multiple price points, allowing us to better serve our clients’ diverse needs and lifestyle preferences. For example, we recently added our Even Tide brand for casual coastal styles, as well as Fairlane & Sons and A Frame to serve refined and contemporary styles across lower price points. By customizing our Men's EB assortment to better meet the preferences of our Men's clients, in Q1'19 we drove a 6% improvement in the percentage of clients who like or love the fit and a 4% improvement in clients who like or love the style of our Men's EB, compared to Q1'18. Our business has benefited from our EB expansion. Our Men’s EB products have, on average, a higher initial mark-up and higher sell- through rates than the third-party, market brands we sell. Men’s gross margins have continued to expand as a result of these two factors. We drove client re-engagement through personalized outreach. We believe we have a significant opportunity to use highly personalized outreach to re-engage with our clients who have not recently ordered a Fix. In Q1’19, we began using our rich client data set and algorithms to predict the optimal timing and form of outreach to more effectively re- engage clients. Our timing and method of outreach is individualized to each client. Based on our initial test, our personalized outreach methods drove an increase in both client engagement and revenue per client. 5

The data we use reflects feedback from a client’s style profile, as well as his or her historical Fix characteristics and performance. We leverage these insights to better understand who our clients are, why they originally chose to engage with us, what aspects of our service resonate most with them, and how our relationship has been with them to date. Using this data to better identify how and when to re-engage with clients is a key piece of our strategy to retain clients over time. We continued to generate operating efficiencies through our strategic investments in automation. In August 2018, we began reducing per Fix labor costs and improving our shipping accuracy by implementing an automated outbound Fix conveyor and labeling system in our Phoenix fulfillment center. Based on the results from our work in Phoenix, we expect that this system will help us realize labor savings of approximately 1.5% per Fix. We plan to begin rolling out this system to our other fulfillment centers in the second half of FY’19. Given the promise of this initiative, we anticipate finding many additional opportunities to invest in automation in our fulfillment centers and deliver further cost savings. 6

Q1'19 Financial Highlights:

Our Q1'19 results demonstrate our continued commitment to balancing growth and profitability. While growing net revenue by 23.9% compared to Q1'18, we expanded our gross margin year over year and delivered strong EBITDA margin as we scaled existing and new categories, gained efficiencies, and managed our costs. During the quarter, we also continued to fund investments for the long term, enabled by our capital-light model, inventory management focus, and positive free cash flow.


ACTIVE CLIENTS (000s)
2,396
2,508
2,688
2,742
2,930
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19

Active Clients

We grew our active client count to 2.9 million as of October 27, 2018, an increase of 534,000 and 22.3% year over year. We define an active client as a client who checked out a Fix in the preceding 12-month period, measured as of the last date of that period. A client checks out a Fix when he or she indicates which items he or she is keeping through our mobile app or website. We consider each Kids account as a client for calculating our active client number.


NET REVENUE ($M)3
$295.6
$295.9
$316.7
$318.3
$366.2
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19

Net Revenue

We grew our net revenue to $366.2 million in Q1'19, compared to $295.6 million in Q1'18, an increase of 23.9% year over year. Our performance was driven by our growth in active clients from both our Women's and Men's categories. In addition, net revenue per active client for the 12 months ended October 27, 2018, was $443, an increase of 2.3% compared to the 12 months ended October 28, 2017. This improvement was driven by stronger personalization through improved styling and merchandising as well as our efforts to acquire clients better matched for our service. This metric demonstrates the effectiveness of our continued efforts to engage and re-engage with clients, comprise a larger portion of their wallet, and drive higher client satisfaction. Looking forward, we expect both active clients and net revenue per client to play a role in driving our top-line performance. In any given quarter, one figure may outpace the other depending on the initiatives that we deploy in that period.


GROSS MARGIN (%)
44.3%
44.5%
43.7%
43.7%
45.1%
FY'16
FY'17
FY'18
Q1'18
Q1'19

Gross Margin

Q1'19 gross margin was 45.1%, compared to 43.7% in Q1'18, an increase of 140 basis points. This improvement was primarily driven by the decrease of our inventory reserve and, to a lesser extent, reduced clearance and shrink.

7

[3] *Discounts, sales tax, and estimated refunds are deducted from revenue to arrive at net revenue.*

Selling, General & Administrative Expenses

Q1'19 SG&A was $154.3 million, or 42.1% of net revenue, compared to Q1'18 SG&A of $119.5 million, or 40.5% of net revenue, an increase of 160 basis points. This increase was driven by our investments in talent as we expanded our data science and engineering teams and the associated stock-based compensation expenses related to these investments.



SG&A (%)
35.5%
41.2%
40.2%
40.5%
42.1%
FY'16 FY'17 FY'18 Q1'18 Q1'19

Advertising. We continued to make strategic marketing investments designed to achieve near-term payback as we capitalized on the efficiencies we saw across our digital channels. Advertising expense increased year over year from $28.2 million in Q1'18 to $38.9 million in Q1'19.[4] Advertising as a percentage of net revenue increased 110 basis points year over year from 9.5% in Q1'18 to 10.6% in Q1'19.

Net Income and Earnings Per Share

Q1'19 net income was $10.7 million, or 2.9% of net revenue, compared to Q1'18 net income of $13.5 million, or 4.6% of net revenue, a decline in margin of 170 basis points. Q1'19 diluted earnings per share was $0.10 and non-GAAP diluted earnings per share was $0.10. In Q1'18 diluted earnings per share was $0.04 and non-GAAP diluted earnings per share was $0.04.[5,6]



NET INCOME (LOSS) ($M)
$33.2
($.6)
$44.9
$13.5
$10.7
FY'16 FY'17 FY'18 Q1'18 Q1'19

Adjusted EBITDA

Q1'19 adjusted EBITDA was $14.3 million, or 3.9% of net revenue, compared to Q1'18 adjusted EBITDA of $11.8 million, or 4.0% of net revenue, a decrease of 10 basis points. This decline in margin was driven by our continued investments in talent and marketing. Note that we do not exclude stock-based compensation expense, which we consider to be a real cost of running the business, from our adjusted EBITDA calculation.



ADJUSTED EBITDA ($M)7
$72.6
$60.6
$53.6
$11.8
$14.3
FY'16 FY'17 FY'18 Q1'18 Q1'19

Inventory and Free Cash Flow

In fiscal year 2019 to date, we delivered inventory growth that was in line with our net revenue growth and turned inventory at a rate of approximately six times annually on a merchandise cost basis. These results are a testament to the health of our inventory and the strength of our algorithms that support our buying, allocation, and styling activities. Our capital-light business model has also allowed us to generate strong free cash flow even as we invest in new merchandise offerings and expand our client base through category and geography expansions. In Q1'19, our capital expenditures totaled $7.0 million, or 1.9% of net revenue, while we generated free cash flow of $44.0 million.[8]

For more information regarding the non-GAAP financial measures discussed in this letter, please see "Non-GAAP Financial Measures," below, including the reconciliations of our non-GAAP measures to their most directly comparable GAAP financial measures included at the end of this letter.

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[4] Advertising expenses include the costs associated with the production of advertising, television, radio, and online advertising.

[5] All earnings per share figures reflect amounts attributable to common stockholders.

[6] We define non-GAAP EPS as diluted EPS excluding, when present, the per share impact of the remeasurement of preferred stock warrant liability.

[7] We define adjusted EBITDA as net income excluding interest income, other income, net, provision for income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability.

[8] We define free cash flow as cash flow from operations reduced by purchases of property and equipment that are included in cash flow from investing activities.

8

Guidance: Our financial outlook for Q2’19, which ends on January 26, 2019, and for fiscal year 2019, which ends on August 3, 2019, is as follows: Q2’19 Net Revenue $360 – $368 million 22% – 24% YoY growth Adjusted EBITDA $8 – $12 million 2.2% – 3.3% margin FY’19 Net Revenue $1.49 – $1.53 billion 21% – 25% YoY growth Adjusted EBITDA $20 – $40 million 1.3% – 2.6% margin As a reminder, the holiday season is during our second fiscal quarter. We do not expect seasonality in our business to follow that of traditional retailers, which often experience a concentration of revenue in the holiday season. Historically, we have experienced lower quarter- over-quarter net revenue growth in fiscal Q2 due to slower active client growth during the holiday season. We believe this is reflective of our clients’ focus on buying gifts for others rather than themselves. We view our lack of seasonality as a positive; it makes staffing and planning easier and we don’t need to compete on advertising spend for consumers’ attention. As such, we expect our advertising as a percent of sales, as planned, will be lower in Q2 than it was in Q1, similar to our spending pattern last year. Given this cadence of advertising spend, we expect our Q2 active client count to be relatively flat quarter over quarter, while we expect revenue per client to grow. We have not reconciled our adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because such items cannot be reasonably predicted, we are unable to provide a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure. However, such items could have a significant impact on GAAP net income (loss). 9

Closing We will host a conference call and earnings webcast at 2:00pm Pacific time/5:00pm Eastern time today to discuss these results. Interested MEDIA CONTACT media@stitchfix.com parties can access the call by dialing 888-256-1007 in the U.S. or 323- 994-2093 internationally, using conference code 2226708. A live INVESTOR RELATIONS CONTACT webcast will also be available on Stitch Fix’s investor relations website ir@stitchfix.com at investors.stitchfix.com. Thank you for taking the time to read our letter, and we look forward to your questions on our call this afternoon. Sincerely, Katrina Lake, Founder and CEO Mike Smith, President and COO Paul Yee, CFO 10

Stitch Fix, Inc. Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except share and per share amounts) October 27, 2018 July 28, 2018 Assets Current assets: Cash & cash equivalents $ 173,341 $ 297,516 Restricted cash 250 250 Short-term investments 84,985 — Inventory, net 106,701 85,092 Prepaid expenses and other current assets 33,036 34,148 Total current assets 398,313 417,006 Long-term investments 83,870 — Property and equipment, net 37,629 34,169 Deferred tax assets 15,234 14,107 Restricted cash, net of current portion 12,600 12,600 Other long-term assets 3,146 3,703 Total assets $ 550,792 $ 481,585 Liabilities, Convertible Preferred Stock and Stockholders’ Equity Current liabilities: Accounts payable $ 105,662 $ 79,782 Accrued liabilities 67,098 43,037 Gift card liability 6,268 6,814 Deferred revenue 11,206 8,870 Other current liabilities 1,761 3,729 Total current liabilities 191,995 142,232 Deferred rent, net of current portion 15,635 15,288 Other long-term liabilities 9,659 8,993 Total liabilities 217,289 166,513 Stockholders’ equity: Preferred stock, $0.00002 par value — — Class A common stock, $0.00002 par value 1 1 Class B common stock, $0.00002 par value 1 1 Additional paid-in capital 243,086 235,312 Accumulated other comprehensive loss (56) — Retained earnings 90,471 79,758 Total stockholders’ equity 333,503 315,072 Total liabilities, convertible preferred stock and stockholders’ equity $ 550,792 $ 481,585 11

Stitch Fix, Inc. Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited) (In thousands, except share and per share amounts) For the Three Months Ended October 27, 2018 October 28, 2017 Revenue, net $ 366,236 $ 295,563 Cost of goods sold 201,068 166,548 Gross profit 165,168 129,015 Selling, general and administrative expenses 154,271 119,471 Operating income 10,897 9,544 Remeasurement of preferred stock warrant liability — (9,071) Interest income (1,399) (17) Other income, net (120) — Income before income taxes 12,416 18,632 Provision for income taxes 1,738 5,144 Net income $ 10,678 $ 13,488 Other comprehensive income (loss): Change in unrealized loss on available-for-sale securities, net of tax (82) — Foreign currency translation 26 — Total other comprehensive loss, net of tax (56) — Comprehensive income $ 10,622 $ 13,488 Net income attributable to common stockholders: Basic $ 10,664 $ 3,915 Diluted $ 10,665 $ 1,347 Earnings per share attributable to common stockholders: Basic $ 0.11 $ 0.15 Diluted $ 0.10 $ 0.04 Weighted-average shares used to compute earnings per share attributable to common stockholders: Basic 98,965,274 26,329,495 Diluted 104,539,452 33,262,082 12

Stitch Fix, Inc. Condensed Consolidated Statements of Cash Flow (Unaudited) (In thousands) For the Three Months Ended October 27, 2018 October 28, 2017 Cash Flows from Operating Activities Net income $ 10,678 $ 13,488 Adjustments to reconcile net income to net cash provided by operating activities: Deferred income taxes (1,061) (1,366) Remeasurement of preferred stock warrant liability — (9,071) Inventory reserves 1,563 4,224 Stock-based compensation expense 6,637 2,038 Depreciation and amortization 3,175 2,270 Loss on disposal of property and equipment — 131 Change in operating assets and liabilities: Inventory (23,172) (24,208) Prepaid expenses and other assets 1,252 4,084 Accounts payable 26,008 13,967 Accrued liabilities 24,360 16,942 Deferred revenue 2,532 1,663 Gift card liability (141) (119) Other liabilities (865) 748 Net cash provided by operating activities 50,966 24,791 Cash Flows from Investing Activities Purchases of property and equipment (6,985) (4,180) Purchases of securities available-for-sale (169,095) — Sales of securities available-for-sale 302 — Net cash used in investing activities (175,778) (4,180) Cash Flows from Financing Activities Proceeds from the exercise of stock options 637 444 Repurchase of Class B common stock related to early exercised options — (39) Payment of deferred offering costs — (528) Net cash provided by (used in) financing activities 637 (123) Net increase (decrease) in cash, cash equivalents and restricted cash (124,175) 20,488 Cash, cash equivalents and restricted cash at beginning of period 310,366 119,958 Cash, cash equivalents and restricted cash at end of period $ 186,191 $ 140,446 Components of cash, cash equivalents and restricted cash Cash and cash equivalents $ 173,341 $ 131,096 Restricted cash – current portion 250 250 Restricted cash – long-term portion 12,600 9,100 Total cash, cash equivalents and restricted cash $ 186,191 $ 140,446 Supplemental Disclosure Cash paid for income taxes $ 42 $ — Supplemental Disclosure of Non-Cash Investing and Financing Activities: Purchases of property and equipment included in accounts payable and accrued liabilities $ 224 $ 1,022 Capitalized stock-based compensation $ 410 $ 121 Vesting of early exercised options $ 90 $ 315 Deferred offering costs included in accrued liabilities $ — $ 920 13

Non-GAAP Financial Measures We report our financial results in accordance with generally accepted accounting principles in the United States ("GAAP"). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. Management believes that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income and earnings per share (“EPS”) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. Management also believes that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. We believe free cash flow is an important metric because it represents a measure of how much cash from operations we have available for discretionary and non-discretionary items after the deduction of capital expenditures. These non-GAAP financial measures may be different than similarly titled measures used by other companies. For instance, we do not exclude stock-based compensation expense from adjusted EBITDA or non-GAAP net income. Stock-based compensation is an important part of how we attract and retain our employees, and we consider it to be a real cost of running the business. Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include: • our non-GAAP net income, adjusted EBITDA and non-GAAP EPS – diluted measures exclude the remeasurement of the preferred stock warrant liability, which is a non-cash expense incurred in the periods prior to the completion of our initial public offering; • adjusted EBITDA excludes the recurring, non-cash expenses of depreciation and amortization of property and equipment and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future; • adjusted EBITDA does not reflect our tax provision, which reduces cash available to us; • adjusted EBITDA excludes interest income and other income, net, as these items are not components of our core business; and • free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments. 14

We define adjusted EBITDA as net income excluding interest income, other income, net, provision for income taxes, depreciation and amortization, and, when present, the remeasurement of preferred stock warrant liability. The following table presents a reconciliation of net income, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented: For the Three Months Ended (in thousands) October 27, 2018 October 28, 2017 Adjusted EBITDA reconciliation: Net income $ 10,678 $ 13,488 Add (deduct): Interest income (1,399) (17) Other income, net (120) — Provision for income taxes 1,738 5,144 Depreciation and amortization 3,394 2,270 Remeasurement of preferred stock warrant liability — (9,071) Adjusted EBITDA $ 14,291 $ 11,814 We define non-GAAP net income as net income excluding, when present, the remeasurement of preferred stock warrant liability. The following table presents a reconciliation of net income, the most comparable GAAP financial measure, to non-GAAP net income for each of the periods presented: For the Three Months Ended (in thousands) October 27, 2018 October 28, 2017 Non-GAAP net income reconciliation: Net income $ 10,678 $ 13,488 Add (deduct): Remeasurement of preferred stock warrant liability — (9,071) Non-GAAP net income $ 10,678 $ 4,417 15

We define non-GAAP EPS as diluted EPS excluding, when present, the per share impact of the remeasurement of preferred stock warrant liability. The following table presents a reconciliation of EPS attributable to common stockholders – diluted, the most comparable GAAP financial measure, to non-GAAP EPS attributable to common stockholders – diluted for each of the periods presented: For the Three Months Ended (in dollars) October 27, 2018 October 28, 2017 Non-GAAP earnings per share – diluted reconciliation: Earnings per share attributable to common stockholders – diluted $ 0.10 $ 0.04 Per share impact of the remeasurement of preferred stock warrant liability(1) — — Non-GAAP earnings per share attributable to common stockholders – diluted $ 0.10 $ 0.04 (1) For the three months ended October 28, 2017, the preferred stock warrant liability was dilutive and included in earnings per share attributable to common stockholders – diluted. Therefore, it is not an adjustment to arrive at non-GAAP EPS – diluted. We define free cash flow as cash flow from operations reduced by purchases of property and equipment that are included in cash flow from investing activities. The following table presents a reconciliation of cash flows from operating activities, the most comparable GAAP financial measure, to free cash flow for each of the periods presented: For the Three Months Ended (in thousands) October 27, 2018 October 28, 2017 Free cash flow reconciliation: Cash flows from operating activities $ 50,966 $ 24,791 Deduct: Purchases of property and equipment (6,985) (4,180) Free cash flow $ 43,981 $ 20,611 Cash flows used in investing activities $ (175,778) $ (4,180) Cash flows from (used in) financing activities $ 637 $ (123) 16

Forward-Looking Statements This shareholder letter contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact could be deemed forward looking, including but not limited to statements regarding our future financial performance, including our guidance on financial results for the second quarter and full year of fiscal 2019; market trends, growth, and opportunity; profitability; competition; the timing and success of expansions to our offering and penetration of our target markets, such as the launch of our offering in the United Kingdom; our ability to leverage our engineering and data science capabilities to drive efficiencies in our business and enhance our ability to personalize; our plans related to client acquisition, including any impact on our costs and margins and our ability to determine optimal advertising methods; and our ability to successfully acquire, engage, and retain clients. These statements involve substantial risks and uncertainties, including risks and uncertainties related to our ability to generate sufficient net revenue to offset our costs; the growth of our market and consumer behavior; our ability to acquire, engage, and retain clients; our ability to provide offerings and services that achieve market acceptance; our data science and technology, stylists, operations, marketing initiatives, and other key strategic areas; risks related to international operations; and other risks described in the filings we make with the Securities and Exchange Commission, or SEC. Further information on these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings we make with the SEC from time to time, including in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended July 28, 2018. These documents are available on the SEC Filings section of the Investor Relations section of our website at: http://investors.stitchfix.com. We undertake no obligation to update any forward-looking statements made in this shareholder letter to reflect events or circumstances after the date of this shareholder letter or to reflect new information or the occurrence of unanticipated events, except as required by law. The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties, and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made. 17